公　证　书

中　华　人　民　共　和　国

湖北省武汉市江天公证处

营业执照

统一社会信用代码 91500113304917475Y

名　　称 重庆九尾猫实业有限公司

类　　型 有限责任公司

住　　所 重庆市巴南区鱼洞庙石台46号附9号

法定代表人 余秋林

注册资本 壹仟万元整

成立日期 2014年06月26日

营业期限 2014年06月26日至永久

经营范围 旅游项目开发；预包装食品批发、零售（须经审批的经营项目，取得审批后方可从事经营）；企业管理咨询；利用互联网及实体店销售：农副产品；电子商务信息咨询；农业项目开发；货物进出口。（依法须经批准的项目，经相关部门批准后方可开展经营活动）***

登记机关 重庆市工商行政管理局巴南区分局

2017 年 08 月 09 日

提　示：每年1月1日至6月30日通过企业信用信息公示系统报送上一年度年度报告并公示，不另行通知。

中华人民共和国国家工商行政管理总局监制

gsxt.cqgs.gov.cn

Business License

Unified social credit code: 91500113304917475Y

Name: Chongqing Cat9 Industry Co., Ltd.

Type: Limited liability Company

Premise: Annex No. 9, Yudong Temple Shitai No. 46, Banan District, Chongqing City

Legal representative: She Qiulin

Registered capital: RMB ten million only

Date of establishment: Jun. 26, 2014

Business term: From Jun. 26, 2014 to the permanent

Business scope: Tourism project development; Wholesale and retail of prepackaged food (business items shall be operated upon approval); Enterprise management consulting; Use the Internet and physical store for sale; Subsidiary agricultural products; E-commerce information consulting; Agricultural project development; Import and export of cargos. (Items required to gain legal approval don't allow for operation until they are approved by relevant authorities.) ***

Registration authority: Chongqing Administration for Industry and Commerce Banan Branch

Mar. 9, 2017

Tips: The enterprise credit information publicity system shall report and submit last-year report and conduct announcement without additional notice from Jan. 1 to Jun. 30 of each year.

Enterprise credit information publicity system website:

gsxt.cqgs.gov.cn

Supervised by Administration of the State Administration for Industry and Commerce of the People's Republic of China

公　证　书

(2017)鄂江天证字第 2124 号

申请人：重庆九尾猫实业有限公司，住所：重庆市巴南区鱼洞庙石台 46 号附 9 号，《营业执照》统一社会信用代码：91500113304917475Y。

法定代表人：余秋林，男，一九九〇年八月十一日出生，公民身份号码：500101199008112439。

委托代理人：BEAN　BRADFORD DOUGLAS，男，一九五〇年六月二十二日出生，国籍：美国，美国护照号：488277202。

公证事项：复印件与原件相符

兹证明前面的复印件与重庆九尾猫实业有限公司法定代表人余秋林的委托代理人BEAN　BRADFORD DOUGLAS出示给本公证员的《营业执照》的原件相符，前面的复印件所附的英文译本与中文原本内容相符。

中华人民共和国湖北省武汉市江天公证处

公证员：

IV05809020

二〇一七年三月三十日

NOTARIAL CERTIFICATE

(2017) E. J T. Z.Zi.No.2124

Applicant: Chongqing Cat9 Industry Co., Ltd. Address: Annex No.9, Yudong Temple Shitai No.46, Banan District, Chongqing City. Business License Unified Social Credit Code: 91500113304917475Y.

Legal Representative: She Qiulin, male, born on August 11, 1990, ID Card No.: 500101199008112439.

Entrusted Agent: BEAN BRADFORD DOUGLAS, male, born on June 22, 1950, Nationality: United States of America, United States of America Passport No.: 488277202.

Notarial Item: Photocopy tallies with original

This is to certify that the photocopy attached hereto is in conformity with the original Business License that BEAN BRADFORD DOUGLAS, the entrusted agent of the legal representative of Chongqing Cat9 Industry Co., Ltd. She Qiulin, showed to me. The English translation of the duplicate attached hereto tallies with the Chinese original.

Notary: Zhang Tiandong

Wuhan Jiangtian Notary Public Office

Hubei Province

The People's Republic of China

March 30, 2017

公　　证　　书

(2017)鄂江天证字第 2125 号

申请人：重庆九尾猫实业有限公司，住所：重庆市巴南区鱼洞庙石台 46 号附 9 号，《营业执照》统一社会信用代码：91500113304917475Y。

法定代表人：佘秋林，男，一九九〇年八月十一日出生，公民身份号码：500101199008112439。

委托代理人：BEAN　BRADFORD DOUGLAS，男，一九五〇年六月二十二日出生，国籍：美国，美国护照号：488277202。

公证事项：译本内容与原本相符

兹证明前面的（2017）鄂江天证字第 2124 号《公证书》的英文译本内容与该公证书中文原本内容相符。

中华人民共和国湖北省武汉市江天公证处

公证员：

湖北省武汉市江天公证处

二〇一七年三月三十日

V0580902

NOTARIAL CERTIFICATE

(2017) E. J T. Z.Zi.No.2125

Applicant: Chongqing Cat9 Industry Co., Ltd. Address: Annex No.9, Yudong Temple Shitai No.46, Banan District, Chongqing City. Business License Unified Social Credit Code: 91500113304917475Y.

Legal Representative: She Qiulin, male, born on August 11, 1990, ID Card No.: 500101199008112439.

Entrusted Agent: BEAN BRADFORD DOUGLAS, male, born on June 22, 1950, Nationality: United States of America, United States of America Passport No.: 488277202.

Notarial Item: Translation tallies with original

This is to certify that the English translation of the Notarial Certificate (2017) E. J T. Z.Zi.No.2124 attached hereto tallies with the Chinese original.

Notary: Zhang Tiandong
Wuhan Jiangtian Notary Public Office
Hubei Province
The People's Republic of China
March 30, 2017